Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
3545 Factoria Blvd. SE Sterling Plaza 2, 3rd Floor Bellevue, Washington 98006

CONTACTS:

	Daniel R. Wall	David A. Hackett	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3455	(206) 674-3400	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS THIRD QUARTER 2026 EPS OF $2.65

BELLEVUE, WASHINGTON - November 3, 2026, Expeditors International of Washington, Inc. (NYSE:EXPD) today announced third quarter 2026 financial results including the following comparisons to the same quarter of 2025:

•
Diluted Net Earnings Attributable to Shareholders per share (EPS) increased 62% to $2.65
•
Net Earnings Attributable to Shareholders increased 55% to $345 million
•
Operating Income increased 55% to $445 million
•
Revenues increased 42% to $4.1 billion
•
Airfreight tonnage increased 13% and ocean container volume increased 7%
•
Customs, Transcon, Distribution, and Order Management each achieved double-digit revenue growth for a third consecutive quarter
•
Cash returned to shareholders in the form of share repurchases and dividends was $197 million and $946 million for the third quarter and year-to-date period of 2026, respectively

Daniel R. Wall, President and Chief Executive Officer, commented:

“We continue to gain share, particularly in markets that we have made a strategic focus. By continuing to streamline our processes and prioritize companywide growth across every region, product, and district, we once again generated double-digit growth across most of our businesses. While we have thrived during periods of significant disruption throughout our history, the strength of demand for our products and services is what really drove Q3 performance. Demand from certain customers, such as the hyperscalers, has been outpacing the market overall, but we have been very deliberate to expand our customer base across our global network and further diversify our revenues. I sincerely thank our global operations, transition & implementation, sales, and account management teams for their continued focus and dedication to our customers. Through those efforts, we are now charting a course for durable performance no matter what the operating environment.”

Q3 2026 Operational Highlights

Airfreight services: “Airfreight demand remained strong during the quarter, with record global air tonnage increasing approximately 13% year-over-year, driven primarily by continued growth in South Asia, where export tonnage increased most notably. Hyperscaler demand, which also includes shipments from Tier 1 and Tier 2 suppliers supporting AI infrastructure, was a significant driver of volume growth, while air capacity remains constrained by limited fleet expansion and ongoing new aircraft delivery delays. Capacity was also impacted by aircraft redeployments that affected Asia-Europe e-commerce, stemming from European Union regulations meant to curb the flow of de minimis imports. At the same time, China-U.S. e-commerce tonnage has nearly recovered to what it was prior to the U.S. termination of de minimis shipments in May 2025. Adding geopolitical events to this mix, airfreight rates remained elevated during the quarter, with demand outpacing available capacity.”

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Ocean freight and ocean services: “After the flattening we saw in Q2’26, ocean volumes increased 7% year-over-year in Q3, with particularly strong comparative growth in September and across Asia export markets. Significant congestion at major Asian ports and transshipment hubs impacted the ocean markets, as capacity was idled and port operations were halted as a result of three back-to-back typhoons. Nevertheless, demand was consistently healthy and we were able to lean into our longstanding carrier relationships to secure the capacity we needed to support both existing and new customers amidst these service disruptions. The strength of our global network and world class operating teams enabled us to maintain service continuity and respond effectively as conditions deteriorated. We expect congestion and supply chain challenges to persist through the remainder of 2026.”

Customs brokerage and other services: “All of the products in our customs brokerage and other services continued to generate double-digit growth during the quarter, supported by strong customer demand across transportation management, distribution, and supply chain solutions. Much of the strength in our customs brokerage business was from tariff-related additional-line fees and post-entry activity that began in Q3 2025. However, growth during the most recent quarter was driven by significant new business wins, higher declaration volumes, and broad-based customs services across all regions, from both new and existing customers. Demand from AI hyperscalers and other high-value technology customers continued to drive growth across a diverse range of geographies and business sectors. Growth during the quarter was particularly strong in our Transcon road freight and warehousing and distribution businesses, with robust demand from large technology customers.”

David A. Hackett, Senior Vice President and Chief Financial Officer, added:

“We had another exceptional quarter and our pipeline of new business remains strong, showing the durability of our earnings growth. Our revenue grew 42%, while headcount increased only 1% from prior year, demonstrating the scalability of our operating model and driving significant operating leverage. Our operating efficiency increased to 36.7%, well above our historical target of 30%. The growth in operating income of 55% combined with a lower tax rate and a lower share count drove the 62% increase in diluted EPS.

“We have made and are continuing to make investments in temperature-controlled facilities, critical logistics services, and productivity initiatives, including investments in artificial intelligence and other technology solutions. These high-return investments, coupled with our strong operational performance, are driving revenue growth and improvements in productivity as we seek to decouple headcount growth from revenue growth over the long term. We will continue making high-return investments, including additional investments in artificial intelligence and other technology solutions to further increase our net operating margins over the long term.”

Mr. Hackett noted that the Company returned $197 million to shareholders through share repurchases during the quarter and $946 million in dividends and share repurchases for the first nine months of 2026.

2026 Investor Day

As previously announced, Expeditors plans to hold an Investor Day for its shareholders and analysts on the morning of Wednesday, November 18, 2026, in New York City.

Investor Questions

Investors may submit written questions via email to: investor@expeditors.com. Questions received by the end of business on November 6, 2026 will be considered in management's 8-K “Responses to Selected Questions.”

About Expeditors International of Washington, Inc.:

Expeditors International of Washington, Inc. (NYSE: EXPD) is a leading S&P 500 global logistics company headquartered in Bellevue, Washington. Through a worldwide network of knowledgeable professionals across six continents and a globally connected technology platform, Expeditors tailors solutions to manage increasingly complex supply chains and international trade requirements. The asset-light company offers air, customs, ocean, order management, road, warehousing and distribution, and cargo insurance services to key industries worldwide. Guided by a culture of exceptional customer service, Expeditors aspires to be the most trusted and valued logistics company in the world. For more information, visit expeditors.com.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding our ability to take market share; expand our customer base and diversify our revenues; to thrive during period of disruption; to generate durable earnings growth and other operating performance regardless of the operating environment; our ability to increase financial performance by investing in AI and other technology solutions; the resilience of our non-asset-based model; strategies and solutions to keep customer freight moving out of and around impacted areas; our disciplined cost control; a strong pipeline of new business and diverse areas of growth; continued robust demand for all of our products by a diverse set of customers, including hyperscalers; our ability to work closely with our customers and carrier partners to find solutions, secure capacity, and deliver value, while aligning our resources to maximize profitability. Future financial performance could differ materially because of factors such as: congestion and supply chain challenges; geopolitical uncertainty and ongoing conflicts in the Middle East and Ukraine; national policy changes on tariffs and other similar measures; new capacity in the marketplace; changes in ocean transit times; e-commerce demand in the air market; volatile rates; and the price of fuel or fuel shortages. In addition, port actions, other labor disruptions, tariffs, geopolitical tensions, and the current uncertainty in the global economy could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s most recent Form 10-Q. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Expeditors International of Washington, Inc.

Third Quarter 2026 Earnings Release, November 3, 2026

Financial Summary for three and nine months ended September 30, 2026 and 2025 (Unaudited)

(in 000's of US dollars except share data)

	Three months ended September 30,			Nine months ended September 30,
	2026	2025	% Change	2026	2025	% Change
Revenues	$4,107,649	$2,894,751	42%	$10,392,946	$8,213,055	27%
Directly related cost of transportation and other expenses [1]	$2,893,962	$1,939,657	49%	$7,121,953	$5,469,689	30%
Salaries and other operating expenses [2]	$768,273	$667,052	15%	$2,181,133	$1,941,730	12%
Operating income	$445,414	$288,042	55%	$1,089,860	$801,636	36%
Net earnings attributable to shareholders	$344,512	$222,256	55%	$840,348	$609,625	38%
Basic earnings attributable to shareholders per share	$2.65	$1.65	61%	$6.39	$4.47	43%
Diluted earnings attributable to shareholders per share	$2.65	$1.64	62%	$6.38	$4.46	43%
Basic weighted average shares outstanding	129,918	134,956		131,458	136,346
Diluted weighted average shares outstanding	130,117	135,285		131,727	136,790

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the condensed consolidated statements of earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the condensed consolidated statements of earnings.

During the three and nine months ended September 30, 2026, we repurchased 1.1 million and 5.4 million shares of common stock at an average price of $178.36 and $154.87. During the three and nine months ended September 30, 2025, we repurchased 1.8 million and 5.3 million shares of common stock at an average price of $119.65 and $116.10 per share.

	Employee Full-time Equivalents as of September 30,
	2026	2025
North America	7,738	7,404
Europe	4,231	4,193
North Asia	2,323	2,306
South Asia	2,189	1,996
Middle East, Africa and India	1,524	1,478
Latin America	911	891
Global Technology	1,151	1,483
Corporate	396	419
Total	20,463	20,170

	Third quarter year-over-year percentage increase in:
2026	Airfreight kilos	Ocean freight FEU
July	8%	5%
August	13%	5%
September	19%	12%
Quarter	13%	7%

NOTE: See Disclaimer on Forward-Looking Statements in this release.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 30, 2026	December 31, 2025
Assets:
Current Assets:
Cash and cash equivalents	$1,092,464	$1,314,285
Accounts receivable, less allowance for credit loss of $7,740 at September 30, 2026 and $7,241 at December 31, 2025	3,086,192	2,021,889
Deferred contract costs	337,095	283,281
Other	125,082	136,167
Total current assets	4,640,833	3,755,622
Property and equipment, less accumulated depreciation and amortization of $659,590 at September 30, 2026 and $651,087 at December 31, 2025	455,607	462,122
Operating lease right-of-use assets	555,204	550,162
Goodwill	7,927	7,927
Deferred income tax asset, net	106,733	101,671
Other assets, net	19,740	16,134
Total assets	$5,786,044	$4,893,638
Liabilities:
Current Liabilities:
Accounts payable	$1,741,797	$1,123,429
Accrued expenses	622,207	448,055
Contract liabilities	449,710	358,386
Current portion of operating lease liabilities	115,553	110,891
Federal, state and foreign income taxes payable	49,384	32,046
Total current liabilities	2,978,651	2,072,807
Noncurrent portion of operating lease liabilities	460,282	459,698
Deferred income tax liability, net	3,376	3,040
Shareholders’ Equity:
Common stock, par value $0.01 per share. Issued and outstanding: 129,551 shares at September 30, 2026 and 133,884 shares at December 31, 2025	1,296	1,339
Additional paid-in capital	—	—
Retained earnings	2,533,724	2,538,455
Accumulated other comprehensive loss	(193,591)	(184,161)
Total shareholders’ equity	2,341,429	2,355,633
Noncontrolling interest	2,306	2,460
Total equity	2,343,735	2,358,093
Total liabilities and equity	$5,786,044	$4,893,638

3-November-2026 Expeditors International of Washington, Inc. Page 5 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenues:
Airfreight services	$1,544,691	$1,020,258	$4,070,396	$2,873,805
Ocean freight and ocean services	1,102,833	746,120	2,412,639	2,203,567
Customs brokerage and other services	1,460,125	1,128,373	3,909,911	3,135,683
Total revenues	4,107,649	2,894,751	10,392,946	8,213,055
Operating Expenses:
Airfreight services	1,169,540	766,783	3,073,796	2,113,679
Ocean freight and ocean services	861,491	542,304	1,809,398	1,599,680
Customs brokerage and other services	862,931	630,570	2,238,759	1,756,330
Salaries and related	588,267	490,437	1,661,536	1,419,710
Rent and occupancy	70,619	68,308	207,503	198,392
Depreciation and amortization	14,180	14,248	40,750	42,699
Selling and promotion	10,384	9,657	30,649	28,159
Other	84,823	84,402	240,695	252,770
Total operating expenses	3,662,235	2,606,709	9,303,086	7,411,419
Operating income	445,414	288,042	1,089,860	801,636
Other Income (Expense):
Interest income	5,504	8,491	20,965	26,858
Other, net	(2,575)	1,640	2,465	3,529
Other income, net	2,929	10,131	23,430	30,387
Earnings before income taxes	448,343	298,173	1,113,290	832,023
Income tax expense	103,771	75,095	271,416	220,927
Net earnings	344,572	223,078	841,874	611,096
Less net earnings attributable to the noncontrolling interest	60	822	1,526	1,471
Net earnings attributable to shareholders	$344,512	$222,256	$840,348	$609,625
Basic earnings attributable to shareholders per share	$2.65	$1.65	$6.39	$4.47
Diluted earnings attributable to shareholders per share	$2.65	$1.64	$6.38	$4.46
Weighted average basic shares outstanding	129,918	134,956	131,458	136,346
Weighted average diluted shares outstanding	130,117	135,285	131,727	136,790

3-November-2026 Expeditors International of Washington, Inc. Page 6 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Operating Activities:
Net earnings	$344,572	$223,078	$841,874	$611,096
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	1,048	839	4,229	2,651
Deferred income tax benefit	(3,810)	(1,565)	(4,778)	(9,012)
Stock compensation expense	15,996	18,046	61,019	56,862
Depreciation and amortization	14,180	14,248	40,750	42,699
Other, net	1,696	1,616	(14,448)	8,381
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(459,127)	(37,828)	(1,084,503)	12,337
Increase (decrease) in accounts payable and accrued liabilities	284,074	(16,747)	793,694	26,719
(Increase) decrease in deferred contract costs	(85,988)	48,449	(69,555)	102,805
Increase (decrease) in contract liabilities	109,249	(53,358)	107,250	(125,685)
Increase in income taxes payable, net	14,203	21,740	51,662	7,412
Increase in other, net	(23,530)	(17,150)	(26,757)	(13,063)
Net cash from operating activities	212,563	201,368	700,437	723,202
Investing Activities:
Purchase of property and equipment	(18,286)	(11,098)	(42,889)	(40,125)
Other, net	56	924	21,542	1,104
Net cash from investing activities	(18,230)	(10,174)	(21,347)	(39,021)
Financing Activities:
Proceeds from borrowings on lines of credit, net	4,497	1,989	7,346	2,276
Proceeds from issuance of common stock	61,385	61,187	65,747	79,362
Repurchases of common stock	(197,343)	(212,294)	(839,874)	(620,764)
Dividends paid	—	—	(105,770)	(104,139)
Payments for taxes related to net share settlement of equity awards	—	—	(21,543)	(10,353)
Distribution to noncontrolling interest	(154)	(491)	(1,673)	(1,837)
Net cash from financing activities	(131,615)	(149,609)	(895,767)	(655,455)
Effect of exchange rate changes on cash and cash equivalents	(1,702)	(7,580)	(5,144)	13,121
Change in cash and cash equivalents	61,016	34,005	(221,821)	41,847
Cash and cash equivalents at beginning of period	1,031,448	1,156,162	1,314,285	1,148,320
Cash and cash equivalents at end of period	$1,092,464	$1,190,167	$1,092,464	$1,190,167
Taxes Paid:
Income taxes	$91,220	$53,528	$220,250	$219,429

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EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended September 30, 2026:
Revenues	$1,339,730	159,379	78,069	1,033,763	691,788	533,542	274,515	(3,137)	4,107,649
Directly related cost of transportation and other expenses[1]	$779,266	97,950	46,615	856,039	558,644	346,775	211,179	(2,506)	2,893,962
Salaries and related costs	$330,567	27,010	13,545	50,400	41,336	99,837	25,572	-	588,267
Other operating expenses[2]	$(6,709)	20,188	11,035	49,466	34,229	52,320	20,108	(631)	180,006
Operating income	$236,606	14,231	6,874	77,858	57,579	34,610	17,656	-	445,414
Identifiable assets at period end	$2,867,959	226,029	141,480	697,273	592,354	876,247	419,685	(34,983)	5,786,044
Capital expenditures	$9,086	682	772	1,064	1,015	4,349	1,318	-	18,286
Depreciation and amortization	$7,520	578	276	1,211	810	2,988	797	-	14,180
Equity	$1,479,317	58,168	61,696	218,782	182,522	328,968	177,210	(162,928)	2,343,735
For the three months ended September 30, 2025:
Revenues	$928,858	122,842	68,098	721,353	406,104	487,889	161,835	(2,228)	2,894,751
Directly related cost of transportation and other expenses[1]	$478,767	77,749	42,337	584,631	318,614	318,393	120,771	(1,605)	1,939,657
Salaries and related costs	$275,595	21,978	11,162	41,158	29,957	91,301	19,286	-	490,437
Other operating expenses[2]	$29,668	14,941	8,900	38,723	24,478	47,005	13,531	(631)	176,615
Operating income	$144,828	8,174	5,699	56,841	33,055	31,190	8,247	8	288,042
Identifiable assets at period end	$2,580,473	192,957	104,334	463,689	341,607	819,342	292,545	(15,365)	4,779,582
Capital expenditures	$5,619	253	240	812	1,172	1,312	1,690	-	11,098
Depreciation and amortization	$7,818	506	244	1,442	693	2,950	595	-	14,248
Equity	$1,513,585	53,799	41,622	205,772	133,471	264,690	164,295	(94,596)	2,282,638

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the nine months ended September 30, 2026:
Revenues	$3,458,559	430,873	205,245	2,453,725	1,683,743	1,502,301	666,889	(8,389)	10,392,946
Directly related cost of transportation and other expenses[1]	$1,936,978	268,568	120,036	2,008,461	1,332,761	965,376	496,019	(6,246)	7,121,953
Salaries and related costs	$941,442	74,599	37,627	132,946	110,569	293,187	71,166	-	1,661,536
Other operating expenses[2]	$29,314	51,627	29,864	125,425	93,926	144,969	46,601	(2,129)	519,597
Operating income	$550,825	36,079	17,718	186,893	146,487	98,769	53,103	(14)	1,089,860
Identifiable assets at period end	$2,867,959	226,029	141,480	697,273	592,354	876,247	419,685	(34,983)	5,786,044
Capital expenditures	$22,894	1,729	1,107	2,146	2,828	9,011	3,174	-	42,889
Depreciation and amortization	$21,906	1,593	770	3,737	2,375	7,998	2,371	-	40,750
Equity	$1,479,317	58,168	61,696	218,782	182,522	328,968	177,210	(162,928)	2,343,735
For the nine months ended September 30, 2025:
Revenues	$2,660,632	347,455	197,391	2,053,146	1,130,212	1,360,396	470,165	(6,342)	8,213,055
Directly related cost of transportation and other expenses[1]	$1,385,038	218,370	119,717	1,646,538	877,464	883,987	342,862	(4,287)	5,469,689
Salaries and related costs	$799,702	61,775	32,630	118,205	86,596	261,763	59,039	-	1,419,710
Other operating expenses[2]	$84,075	46,495	28,559	113,289	75,880	132,242	43,574	(2,094)	522,020
Operating income	$391,817	20,815	16,485	175,114	90,272	82,404	24,690	39	801,636
Identifiable assets at period end	$2,580,473	192,957	104,334	463,689	341,607	819,342	292,545	(15,365)	4,779,582
Capital expenditures	$20,172	736	739	5,862	3,235	4,396	4,985	-	40,125
Depreciation and amortization	$24,652	1,502	748	3,674	1,885	8,387	1,851	-	42,699
Equity	$1,513,585	53,799	41,622	205,772	133,471	264,690	164,295	(94,596)	2,282,638

1 Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Other operating expenses totals rent and occupancy, depreciation and amortization, selling and promotion and other as shown in the consolidated statements of earnings.

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